EXHIBIT 9                                          [METLIFE LOGO]


         Metropolitan Life Insurance Company
         One MetLife Plaza
         27-01 Queens Plaza North
         Long Island City, NY 11101
         212 578-2211


         MYRA L. SAUL
         Associate General Counsel
         Law Department
         Tel 212 578-5334   Fax 212 578-1622

July 28, 2006


Re:      MetLife Insurance Company of Connecticut
         File No. 333-
         Unallocated Group Variable Annuity Contract


Dear Sirs

This opinion is furnished in connection with the proposed offering of a certain variable income annuity contract (""Contract") issued by MetLife Insurance Company of Connecticut ("MICC") and MetLife of CT Separate Account QPN for Variable Annuities ( the "Account") under Registration Statement No. 333-- (""Registration Statement") and described therein, filed by MICC under the Securities Act of 1933, as amended. MICC is a wholly-owned subsidiary of MetLife, Inc. and an affiliate of Metropolitan Life Insurance Company.

I have made such examination of law and examined such reports of MICC (including the Account) and of other documents as in my judgment are necessary or appropriate to render the opinion expressed below. In my opinion:

     1. MICC is a corporation validly existing and in good standing under the laws of the State of Connecticut.

     2. The offer and sale by MICC of the Contracts have been duly authorized and each Contract, when delivered and when the first purchase payment thereunder is made, all in accordance with the prospectus ("Prospectus") included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of MICC in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by MICC other than those described or referred to in the Prospectus

I hereby consent to the use of this opinion as Exhibit 9 to the Registration Statement.

Very truly yours,

Myra L. Saul
Associate General Counsel
Metropolitan Life Insurance Company